A conference call regarding this earnings release
    is scheduled for 9 a.m. Eastern, Thursday, Jan. 8, 2004. Dial in at
    1.773.756.4624 or log on at www.emmis.com
                                -------------

                                                                    Contacts:
                                                     Walter Berger, EVP & CFO
                                      Kate Healey, Media & Investor Relations

For Immediate Release
Thursday, Jan. 8, 2004

                         Emmis Communications Reports 3rd Q Results
                     Market share gains in radio and television continue

Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its third fiscal quarter ending Nov. 30, 2003.

For the third quarter, reported net revenue was $160.0 million, compared to $155.5 million for the same quarter of the prior year, an increase of 3%. On a pro forma basis, net revenue for the quarter was $160.0 million, compared to $161.2 million for the same quarter of the prior year, a decrease of 1%. Emmis' third quarter of the prior year included approximately $13 million of net political revenue, compared to less than $2 million in the third quarter this year. Diluted Earnings Per Share (EPS) for the quarter were $0.16, which matched diluted EPS for the same quarter of the prior year. These results exceed the company's previous guidance, as well as Wall Street First Call consensus estimates for revenues and profitability.

"Emmis divisions continue to outperform their markets and industries," Jeff Smulyan, Chairman and CEO of Emmis, said. "We again exceeded guidance. In radio, we outperformed our markets by 1%, while in the 3rd calendar quarter in television we outperformed our markets by 3%. As ratings rise, our position moving forward only strengthens."

For the third quarter, reported radio net revenues increased 15%, while pro forma radio net revenues increased 5%. As a result of the loss of net political revenues, as discussed above, reported television net revenues decreased 10% and pro forma television net revenues decreased 9%. Publishing net revenues were up 7%.

For the third quarter, operating income was $41.9 million for the quarter, compared to $45.0 million for the same quarter of the prior year. Emmis' station operating income for the third quarter was $65.4 million, compared to $67.8 million for the same quarter of the prior year, a decrease of 3.5%.

Emmis has included supplemental pro forma net revenues and station operating expenses, excluding non-cash compensation, on its website, www.emmis.com. This information, which includes all announced and consummated station and magazine acquisitions and dispositions, can be found under the "Investors" tab.

                                                                -more-



Add One/Emmis

As of November 30, 2003, Emmis' total debt-to-EBITDA leverage (including senior discount notes) is 7x, compared with Emmis' February 28, 2002 leverage of 9.3x. Based on the guidance for its fiscal fourth quarter (listed below), Emmis' total debt-to-EBITDA leverage should be approximately 6.7x at February 29, 2004, with the company's senior bank leverage expected to be under 4x and Emmis Operating Company's total debt-to-EBITDA leverage expected to be 5.5x. On the same tab of the website, the company has provided a detailed calculation of its leverage ratios as of Nov. 30, 2003.

During the third quarter, Moody's Investors Service raised Emmis' speculative grade liquidity rating to SGL-1 from SGL-2. Moody's said the upgrade reflects its expectation of Emmis' "very good" liquidity position over the next 12-18 months as supported by ratings improvements and revenue growth.

Effective January 1, 2004, Emmis curtailed its stock compensation program by eliminating mandatory participation for employees making less than $52,000 per year. For calendar 2004, this change will result in an $8 million decrease in the company's non-cash compensation expense and a corresponding increase in the company's cash operating expense.

International radio net revenues for the quarter ended Nov. 30, 2003, were $3.7 million. International radio station operating expenses for the third quarter were $2.9 million. Subsequent to the quarter end, Emmis announced that it agreed to sell its controlling interest in Votionis, S.A., an Argentine broadcasting company, to its local minority partners, Daniel Hadad and Viviana Zocco, for approximately $7 million in cash. That transaction is expected to close in the first half of 2004, subject to receiving regulatory approval. Votionis operates one AM and one FM station in Buenos Aires. Emmis also announced that the Flemish Government has awarded licenses to operate nine FM radio stations serving more than 50% of the population in the Flanders region of Belgium.

Pro forma calculations assume the following events all had occurred on March 1, 2002: (a) the acquisition of (i) a controlling interest of 50.1% in a partnership that owns six radio stations in the Austin, Texas metropolitan area in July 2003 and (ii) WBPG-TV in March 2003 and (b) the disposition of (i) KALC-FM and KXPK-FM in May 2002 and (ii) Mira Mobile, a mobile television production company, in June 2003.

The following table reconciles reported results to pro forma results (dollars in thousands):

                            3 months ended Nov. 30,       Change          9 months ending Nov. 30,  Change
                                                          ------                                    ------
                            2003            2002             %              2003        2002            %
                            ----            ----             -              ----        ----            -
Radio
Reported net revenues        $75,528       $65,710            15%         $221,284    $198,324         12%
Plus:  Revenues
   from assets acquired            -         5,898                           8,860      18,445
Less: net revenues
   from assets disposed             -            -                                     -                  (1,238)
                                    -       -------------------------------      ---------                -------
Pro forma net revenues        $75,528      $71,608            5%          $230,144    $215,531         7%
                              =======      =======                        ========    ========

Television
Reported net revenues        $63,182       $69,910           -10%         $179,532    $182,493         -2%
Plus:  Revenues
   from assets acquired            -           385                               -         767
Less: net revenues
   from assets disposed         -           (666)                          (1,140)     (2,522)
                                -           -----                          -------     -------
Pro forma net revenues       $63,182       $69,629            -9%         $178,392    $180,738         -1%
                             =======       =======                        ========    ========

Publishing
Reported net revenues        $21,335       $19,924            7%           $57,299     $54,755         5%
Plus:  Revenues
   from assets acquired            -             -                               -           -
Less: net revenues
   from assets disposed             -             -                              -             -
                                    -       -------                        -------   -----------
Pro forma net revenues        $21,335      $19,924            7%           $57,299     $54,755         5%
                              =======      =======                         =======     =======

Total Company
Reported net revenues
   operating income          $160,045     $155,544            3%          $458,115    $435,572         5%
Plus:  Revenues
   from assets acquired             -        6,283                           8,860      19,212
Less:  Revenues
    from assets disposed                     (666)                         (1,140)     (3,760)
                                             -----                         -------     -------
Pro forma net revenues       $160,045     $161,161            -1%         $465,835    $451,024         3%
                             ========     ========                        ========    ========


Guidance Table
(Dollars in millions)
                                                                   Quarter Ending             Reported
                                2/29/04 Full Year
Net Revenues:
Domestic Radio                          $60.0- $61.1               $270.4 - $271.5
International Radio                      $3.0 - $3.1                 $13.9 - $14.0
     Total Radio                       $63.0 - $64.2               $284.3 - $285.5
Television                             $55.0 - $56.0              $234.6 - $235.6
Publishing                             $18.0 - $18.2                 $75.2 - $75.4
     Total net revenues              $136.0 - $138.4               $594.1 - $596.5

Station Operating Expenses, excluding non-cash compensation:
Domestic Radio                           $37.0-$37.1               $148.0 - $148.1
International Radio                             $2.3                         $10.8
     Total Radio                       $39.3 - $39.4               $158.8 - $158.9
Television                             $39.0 - $39.2               $150.7 - $150.9
Publishing                             $16.3 - $16.4                 $65.0 - $65.1
   Total station operating expenses,
     excluding non-cash comp           $94.6 - $95.0               $374.5 - $374.9


The above domestic radio net revenue guidance implies pro forma growth of 3%-4% in Q4. The above international radio guidance reflects the planned sale of Emmis' two Argentine radio stations. Prior year pro forma results are available on the company's website.

Emmis will host a conference call regarding this information on Thursday, Jan. 8, 2004 at 9 a.m. Eastern at 1.773.756.4624, with a replay available until Thursday, Jan. 15, 2004 at 1.402.530.8055, or listen on-line by logging on to www.emmis.com.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to and not a substitute for our results of operations presented on the basis of accounting principles generally accepted in the United States. Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding non-cash compensation.

Emmis Communications - Great Media, Great People, Great Service sm Emmis Communications is an Indianapolis based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis' 23 FM and 4 AM domestic radio stations serve the nation's largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Austin,
Indianapolis and Terre Haute, IN. In addition, Emmis owns 16 television stations, a radio network, three international radio stations, regional and specialty magazines, and ancillary businesses in broadcast sales and book publishing.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

Certain statements included above which are not statements of historical fact, including financial data for quarters or other periods that are not yet completed and statements identified with the words "continues," "expect," "will," or "would" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; changes in the costs of programming; changes in interest rates; inability to grow through suitable acquisitions, including the desired radio; future terrorist attacks or other large-scale disasters; failure to receive necessary regulatory approvals; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission, including the current report on Form 8-K/A, July 15, 2002. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. -30- Note: Financial schedule attached.


             EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                                   CONDENSED CONSOLIDATED FINANCIAL DATA
                        (Unaudited, dollars in thousands, except per share data)

                                                Three months ended November 30,        Nine months ended November 30,
                                                -------------------------------        ------------------------------

                                                    2003                2002                    2003                2002
                                                    ----                ----                    ----                ----


OPERATING DATA:
  Net revenues:
    Radio                                             $ 75,528           $ 65,710              $ 221,284          $ 198,324
    Television                                          63,182             69,910                179,532            182,493
    Publishing                                          21,335             19,924                 57,299             54,755
      Total net revenues                               160,045            155,544                458,115            435,572
  Operating expenses, excluding noncash compensation:
    Radio                                               40,775             34,285                119,465            103,793
    Television                                          37,656             37,752                111,685            109,816
    Publishing                                          16,254             15,744                 48,815             46,467
      Total station operating expenses, excluding
           noncash compensation                         94,685             87,781                279,965            260,076
  Corporate expenses, excluding noncash compensation     6,066              5,571                 17,690             15,750
  Noncash compensation (a)                               5,585              6,470                 18,056             17,600
  Depreciation and amortization                         11,769             10,738                 34,728             32,090
                                                        ------             ------                 ------             ------

  Operating income                                      41,940             44,984                107,676            110,056
  Interest expense                                     (20,919)           (24,468)               (64,863)           (80,611)
  Gain (loss) from unconsolidated affiliates                11               (128)                  (328)            (4,208)
  Gain (loss) on sale of assets (b)                        (95)               (33)                   862              8,900
  Loss on debt extinguishment                                -                  -                      -            (13,506)
  Minority interest income (expense)                    (1,352)              (110)                (2,141)               (14)
  Other income (expense), net                             (517)              (275)                  (232)               886
                                               ----------------    ---------------       ----------------    ---------------

  Income (loss) before income taxes and accounting chang19,068             19,970                 40,974             21,503
  Provision for income taxes                             7,752              9,156                 17,302             13,419
                                                         -----              -----                 ------             ------

  Income (loss) before accounting change                11,316             10,814                 23,672              8,084
  Cumulative effect of accounting change,
    net of taxes of $102,600 in 2002                         -                  -                      -            167,400

  Net income (loss)                                     11,316             10,814                 23,672           (159,316)
  Preferred stock dividends                              2,246              2,246                  6,738              6,738
                                                         -----              -----                  -----              -----

  Net income (loss) available to common shareholders   $ 9,070            $ 8,568               $ 16,934         $ (166,054)
                                                       =======            =======               ========          ==========

  Basic net income (loss) per common share:
    Before accounting change                            $ 0.17             $ 0.16                 $ 0.31             $ 0.03
    Cumulative effect of accounting change, net of tax       -                  -                      -              (3.16)

     Net income (loss) available to common shareholders $ 0.17             $ 0.16                 $ 0.31            $ (3.13)
                                                        ======             ======                 ======            =======

  Diluted net income (loss) per common share:
    Before accounting change                            $ 0.16             $ 0.16                 $ 0.31             $ 0.02
    Cumulative effect of accounting change, net of tax       -                  -                      -              (3.14)
                                               ----------------    ---------------       ----------------    ---------------
      Net loss available to common shareholders         $ 0.16             $ 0.16                 $ 0.31            $ (3.12)
                                                        ======             ======                 ======            =======

  Weighted average shares outstanding:
      Basic                                             54,895             53,358                 54,470             53,019
      Diluted                                           55,252             53,507                 54,780             53,280

 (a) Noncash compensation by segment:
          Radio                                        $ 1,660            $ 2,086                $ 6,010            $ 7,225
          Television                                     1,985              2,029                  6,119              5,235
           Publishing                                      706                709                  2,185              1,858
           Corporate                                     1,234              1,646                  3,742              3,282
                                               ----------------    ---------------       ----------------    ---------------
                  Total                                $ 5,585            $ 6,470               $ 18,056           $ 17,600
                                                       =======            =======               ========           ========

 (b) Reflects gain on sale of Mira Mobile in June 2003 and Denver radio assets in May 2002.

OTHER DATA:
  Station operating income (See below)                  65,360             67,763                178,150            175,496
  Cash paid for taxes                                      164                  -                    924                630
  Capital expenditures                                   8,956              8,849                 17,718             21,035

COMPUTATION OF STATION OPERATING INCOME:
Operating income                                    $ 41,940           $ 44,984              $ 107,676          $ 110,056
Plus:  Depreciation and amortization                  11,769             10,738                 34,728             32,090
Plus:  Corporate expenses, excluding noncash compensa  6,066              5,571                 17,690             15,750
Plus:  Noncash compensation                            5,585              6,470                 18,056             17,600
                                                       -----              -----                 ------             ------

  Station operating income                            $ 65,360           $ 67,763              $ 178,150          $ 175,496
                                                      ========           ========              =========          =========


SELECTED BALANCE SHEET INFORMATION:            November 30, 2003   February 28, 2003
                                               -----------------   -----------------

Total Cash and Cash Equivalents                       $ 12,624           $ 16,079

Senior Debt                                          $ 764,786          $ 706,898
Senior Subordinated Debt                               300,000            300,000
Senior Discount Notes                                  216,825            197,844
                                                       -------            -------

Total Senior, Senior Subordinated and Senior Disc$u1, 281,611        $ 1,204,742
                                                      =======        ===========
